UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 2, 2012

RLJ Acquisition, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54276	27-3970903
(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1000 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 280-7737
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 8.01. Other Events.

On April 2, 2012, RLJ Acquisition, Inc. (“RLJ”), Image Entertainment, Inc. (“Image”) and Acorn Media Group, Inc. (“Acorn”) issued a joint press release announcing the execution of an Agreement and Plan of Merger (the “Merger Agreement”) between Image and RLJ and a stock purchase agreement among RLJ, Acorn, the shareholders of Acorn and Peter Edwards as the shareholder representative (the “Stock Purchase Agreement”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This report may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of RLJ, RLJ Entertainment, Inc., a holding company formed by RLJ (“RLJ Entertainment”), Image, Acorn and the combined group after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the Preferred Stock Purchase Agreement by and between RLJ and the holders of preferred stock of Image (the “Preferred Stock Purchase Agreement”) or the Stock Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against RLJ, Image or others following announcement of the Merger Agreement, the Preferred Stock Purchase Agreement, the Stock Purchase Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of RLJ or Image, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement, the Preferred Stock Purchase Agreement and the Stock Purchase Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Image or Acorn may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”) by RLJ, RLJ Entertainment or Image.

Readers are referred to the most recent reports filed with the SEC by RLJ and Image. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

2

Additional Information

RLJ Entertainment intends to file with the SEC a Registration Statement on Form S-4, which will include a joint preliminary proxy statement of RLJ and Image and a prospectus in connection with the proposed business combination. RLJ and Image will mail a definitive proxy statement and other relevant documents to the stockholders of the respective companies. Stockholders of RLJ and Image and other interested persons are advised to read, when available, the joint preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with RLJ’s and Image’s solicitation of proxies for the special meeting to be held to approve the business combination because these proxy statements will contain important information about RLJ, Image, Acorn and the proposed business combination. The definitive proxy statement will be mailed to stockholders of RLJ and Image as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the Registration Statement and the joint proxy statement/prospectus, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Lisa Warner Pickrum at 301.280.7703 or RLJA@rljcompanies.com.

Participants in the Business Combination

RLJ Entertainment, RLJ, Image and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of RLJ and Image in connection with the proposed business combination. Information regarding the officers and directors of RLJ is available in RLJ’s annual report on Form 10-K for the year ended December 31, 2011, which has been filed with the SEC.

Information regarding the officers and directors of Image is available in Image’s annual report on Form 10-K/A for the year ended March 31, 2011, which has been filed with the SEC. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form S-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination) and the other relevant documents filed with the SEC.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint press release issued by RLJ, Image and Acorn on April 2, 2012.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ Acquisition, Inc.

Date: April 2, 2012

	By:	/s/ H. Van Sinclair
Name: H. Van Sinclair
Title: President and Chief Executive Officer

4

INDEX TO EXHIBITS

99.1 Joint press release issued by RLJ, Image and Acorn on April 2, 2012.

5